Exhibit 99

                Sypris Reports Third Quarter Results;
                     Declares Quarterly Dividend

               Aerospace and Defense Orders Increase 35%


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Oct. 25, 2007--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue of $104.5 million for the third quarter compared to $126.0 million for the prior year period. The Company reported net income of $2.6 million, or $0.14 per diluted share for the third quarter compared to a net loss of $0.8 million, or $0.04 per diluted share for the prior year period. The results for the quarter reflect the previously announced settlement agreement with Dana, which contributed $5.4 million to net income, or $0.29 per diluted share.

    On October 23, 2007, the Company's Board of Directors also declared a regular quarterly cash dividend of $0.03 per share. The dividend will be payable on January 10, 2008 to shareholders of record as of December 21, 2007. Sypris Solutions currently has 19.1 million shares outstanding.

    For the nine months ended September 30, 2007, the Company reported revenue of $332.2 million compared to $388.2 million for the prior year period and net income of $0.1 million, or $0.00 per diluted share compared to a net loss of $0.4 million, or $0.02 per diluted share for the same period in 2006. Net income for the nine months ended September 30, 2007 includes the impact of the Dana settlement agreement (net of litigation expenses incurred in the first six months) of $4.5 million, net of taxes, or $0.24 per diluted share.

    "The Company's financial results were largely in line with our expectations for the third quarter of 2007," said Jeffrey T. Gill, president and chief executive officer. "Continued margin improvement served to offset the impact of lower than expected revenue, which was driven by a softening in the trailer market and a delay in shipments in our Electronics Group due to the extension of the certification process for certain key, classified defense electronic product programs."

    "Orders for our Electronics Group increased 30% compared to the prior year period and 47% sequentially, driven by a 35% year over year increase in bookings in our Aerospace and Defense segment. The strength of this order pattern provides us with important support for achieving double digit growth in the top line of this business during the coming years. Our Test & Measurement segment also posted strong bookings with orders increasing 17% compared to the prior year."

    The Industrial Group

    Revenue for our Industrial Group was $67.6 million in the third quarter compared to $93.0 million for the prior year period as a result of the forecasted decline in heavy truck production. Gross profit for the quarter decreased to $4.7 million from $5.2 million for the same period in 2006, as a result of lower volumes, partially offset by price improvements and the impact of the Dana settlement.

    The Electronics Group

    Revenue for our Electronics Group increased 12.1% to $36.9 million in the third quarter compared to $32.9 million in the prior year period. Gross profit for the quarter was $5.8 million compared to $5.1 million for the same period in 2006, reflecting higher margin conversion in our Test and Measurement segment.

    Revenue for the Aerospace & Defense segment increased 11.5% to $23.6 million in the third quarter compared to $21.2 million for the prior year period primarily as a result of an increase in contract manufacturing service activity. Revenue for the Test & Measurement segment increased 13.2% to $13.3 million compared to $11.8 million for the prior year period as a result of growth in our component screening and calibration markets. Gross profit for the Aerospace & Defense segment was $2.5 million compared to $2.6 million for the prior year period. Gross profit for the Test & Measurement segment increased 32.6% to $3.3 million from $2.5 million in the prior year period due to new business wins in calibration and a favorable product mix in test services.

    Outlook

    Mr. Gill added, "Looking forward, we believe the balance of 2007 will remain challenging for Sypris as demand for commercial vehicle and trailer components is expected to be lower than previously forecast. Additionally, certification requirements for certain key, classified defense electronic product programs will reduce the short-term outlook for revenue and margin in the Aerospace & Defense segment, while the Test & Measurement segment is expected to continue to show strength."

    "As a result, we have revised our revenue guidance slightly for the full year. Revenue for 2007 is now forecast to be in the range of $435 to $440 million, down from the previous guidance of $443 to $453 million. Similarly, our outlook for earnings for the full year is reduced to a range of $0.00 to a loss of $0.05 per diluted share from a net profit of $0.01 to $0.06 per diluted share. Additionally, we expect a use of free cash flow in the range of $8.0 to $13.0 million, down from a use of $0.0 million to $5.0 million, as a result of lower volume and increased capital investment. The outlook for free cash flow assumes that the Company does not liquidate the $89.9 million unsecured claim with Dana."

    "Consistent with this total year outlook, we expect fourth quarter revenue to be in the range of $107 to $112 million compared to $109 million for the prior year period. Earnings for the fourth quarter are forecast to be in the range of $0.00 to a net loss of $0.05 per diluted share compared to a net loss of $0.05 per diluted share for the prior year period. Consistent with our past practice, we will issue a press release and host a conference call on December 20th at 9:00 EST to discuss the Company's financial outlook for 2008."

    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

    Each "forward-looking statement" herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: our ability to liquidate our unsecured claims against the Dana bankruptcy estates at satisfactory valuations; costs and inefficiencies of restructuring our manufacturing capacity or breakdowns, relocations or major repairs of machinery and equipment; our inability to successfully launch new or next generation programs; impairments, non-recoverability or write-offs of goodwill, assets or deferred costs; cost, efficiency and yield of our operations including capital investments, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers' forecasts, financial conditions, market shares, product requirements or scheduling demands; cyclical or other downturns; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; changes in government or other customer programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; costs and supply of debt, equity capital, or insurance; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; costs of compliance with auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, creditor, stockholder, product liability or environmental claims including potential, pre-existing product liability and unknown warranty claims that were preserved in our settlement agreement with Dana; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.



                        SYPRIS SOLUTIONS, INC.
                         Financial Highlights
               (In thousands, except per share amounts)

                                                    Three Months Ended
                                                       September 30,
                                                    ------------------

                                                      2007     2006
                                                    -------- ---------
                                                       (Unaudited)
Revenue                                             $104,520 $125,955
Net income (loss)                                     $2,637    $(802)
Earnings (loss) per common share:
 Basic                                                 $0.14   $(0.04)
 Diluted                                               $0.14   $(0.04)
Weighted average shares outstanding:
 Basic                                                18,314   18,094
 Diluted                                              18,548   18,094

                                                    Nine Months Ended
                                                       September 30,
                                                    ------------------

                                                      2007     2006
                                                    -------- ---------
                                                       (Unaudited)
Revenue                                             $332,206 $388,185
Net income (loss)                                        $91    $(389)
Income (loss) per common share:
 Basic                                                    $-   $(0.02)
 Diluted                                                  $-   $(0.02)
Weighted average shares outstanding:
 Basic                                                18,196   18,071
 Diluted                                              18,351   18,071

Note: The selected data at December 31, 2006 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.




                        Sypris Solutions, Inc.
                Consolidated Statements of Operations
              (in thousands, except for per share data)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------

                                  2007      2006     2007      2006
                                --------- -------- --------- ---------
                                   (Unaudited)         (Unaudited)
Net revenue:
 Industrial Group                $67,595  $93,021  $220,186  $283,974
   Aerospace & Defense            23,604   21,166    72,655    69,094
   Test & Measurement             13,321   11,768    39,365    35,117
                                --------- -------- --------- ---------
 Electronics Group                36,925   32,934   112,020   104,211
                                --------- -------- --------- ---------
     Total net revenue           104,520  125,955   332,206   388,185
Cost of sales:
 Industrial Group                 62,882   87,871   206,404   268,384
   Aerospace & Defense            21,133   18,559    66,252    59,185
   Test & Measurement             10,033    9,289    29,370    27,327
                                --------- -------- --------- ---------
 Electronics Group                31,166   27,848    95,622    86,512
                                --------- -------- --------- ---------
     Total cost of sales          94,048  115,719   302,026   354,896
Gross profit:
 Industrial Group                  4,713    5,150    13,782    15,590
   Aerospace & Defense             2,471    2,607     6,403     9,909
   Test & Measurement              3,288    2,479     9,995     7,790
                                --------- -------- --------- ---------
 Electronics Group                 5,759    5,086    16,398    17,699
                                --------- -------- --------- ---------
     Total gross profit           10,472   10,236    30,180    33,289
Selling, general and
 administrative                   10,369    9,600    29,740    28,474
Research and development             608      427     2,001     1,132
Amortization of intangible
 assets                              129      163       457       480
Non-recurring items               (4,835)     575    (3,281)    1,252
                                --------- -------- --------- ---------
     Operating income (loss)       4,201     (529)    1,263     1,951
Interest expense, net                991      820     2,624     3,062
Other (income) expense, net          (26)      12        15      (246)
                                --------- -------- --------- ---------
     Income (loss) before
      income taxes                 3,236   (1,361)   (1,376)     (865)
Income tax expense (benefit)         599     (559)   (1,467)     (476)
                                --------- -------- --------- ---------
     Net income (loss)            $2,637    $(802)      $91     $(389)
                                ========= ======== ========= =========
Earnings (loss) per common
 share:
   Basic                           $0.14   $(0.04)       $-    $(0.02)
   Diluted                         $0.14   $(0.04)       $-    $(0.02)
Dividends declared per common
 share                             $0.03    $0.03     $0.09     $0.09
Weighted average shares
 outstanding:
   Basic                          18,314   18,094    18,196    18,071
   Diluted                        18,548   18,094    18,351    18,071

Note: The statement of operations at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.




                        Sypris Solutions, Inc.
                     Consolidated Balance Sheets
                (in thousands, except for share data)

                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------
                                             (Unaudited)     (Note)
                  ASSETS
Current assets:
  Cash and cash equivalents                      $16,345      $32,400
  Restricted cash                                    883        1,002
  Accounts receivable, net                        58,473       59,876
  Inventory, net                                  82,284       74,146
  Other current assets                           109,761       34,014
                                            ------------- ------------
     Total current assets                        267,746      201,438
Property, plant and equipment, net               139,388      155,341
Goodwill                                          14,277       14,277
Other assets                                      13,626        7,977
                                            ------------- ------------
     Total assets                               $435,037     $379,033
                                            ============= ============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $67,283      $76,291
   Accrued liabilities                            47,241       19,430
   Current portion of long-term debt               5,000        5,000
                                            ------------- ------------
     Total current liabilities                   119,524      100,721
Long-term debt                                    50,000       55,000
Other liabilities                                 55,546       13,426
                                            ------------- ------------
     Total liabilities                           225,070      169,147
Stockholders' equity:
  Preferred stock, par value $0.01 per
   share, 975,150 shares authorized; no
   shares issued                                      --           --
  Series A preferred stock, par value $0.01
   per share, 24,850 shares authorized; no
   shares issued                                      --           --
  Common stock, non-voting, par value $0.01
   per share, 10,000,000 shares authorized;
   no shares issued                                   --           --
  Common stock, par value $0.01 per share,
   30,000,000 shares authorized; 19,185,179
   shares issued and 19,075,441 outstanding
   in 2007 and 18,342,243 shares issued and
   18,338,484 outstanding in 2006                    192          183
  Additional paid-in capital                     145,826      143,537
  Retained earnings                               68,202       69,816
  Accumulated other comprehensive loss            (4,056)      (3,634)
  Treasury stock, 109,738 and 3,759 shares
   in 2007 and 2006, respectively                   (197)         (16)
                                            ------------- ------------
     Total stockholders' equity                  209,967      209,886
                                            ------------- ------------
     Total liabilities and stockholders'
      equity                                    $435,037     $379,033
                                            ============= ============

Note: The balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.




                        Sypris Solutions, Inc.
                  Consolidated Cash Flow Statements
                            (in thousands)


                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------

                                                       2007     2006
                                                     -------- --------
                                                        (Unaudited)
Cash flows from operating activities:
 Net income (loss)                                       $91    $(389)
   Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating activities:
     Depreciation and amortization                    21,738   21,272
     Noncash compensation expense                      1,276      724
     Deferred income taxes                           (13,735)      --
     Other noncash items                              (9,624)     690
     Changes in operating assets and liabilities:
       Accounts receivable                            (5,377)  18,334
       Inventory                                      (3,916)   1,657
       Other current assets                           (3,414)  (4,142)
       Accounts payable                               (3,221)   9,288
       Accrued liabilities                            12,897   (4,238)
                                                     -------- --------

         Net cash (used in) provided by operating
          activities                                  (3,285)  43,196

Cash flows from investing activities:
 Capital expenditures                                 (5,118)  (7,852)
 Proceeds from sale of assets                             22       71
 Changes in nonoperating assets and liabilities       (1,152)      85
                                                     -------- --------

         Net cash used in investing activities        (6,248)  (7,696)

Cash flows from financing activities:
 Net change in debt under revolving credit
  agreements                                          20,000  (20,000)
 Payments on Senior Notes                            (25,000)      --
 Cash dividends paid                                  (1,690)  (1,643)
 Proceeds from issuance of common stock                  168      321
                                                     -------- --------

         Net cash used in financing activities        (6,522) (21,322)
                                                     -------- --------

Net (decrease) increase in cash and cash equivalents (16,055)  14,178

Cash and cash equivalents at beginning of period      32,400   12,060
                                                     -------- --------

Cash and cash equivalents at end of period           $16,345  $26,238
                                                     ======== ========

Note: The cash flow statement at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.


    CONTACT: Sypris Solutions, Inc.
             T. Scott Hatton, Chief Financial Officer, 502-329-2000